Exhibit 24

Power of Attorney Regarding Section 16 Filing Obligations and Form 144 Compliance

Know all by these presents, that the undersigned hereby constitutes and appoints each of Matthew Fry, Logan Weissler, and Alexa Cooper of Haynes and Boone, LLP, and David B. Rost, or either of them acting singly and with full power of substitution, the undersigned’s true and lawful attorney-in-fact to:

1. execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer or director or both of Beneficient, a Nevada corporation (the “Company”), Forms 3, 4 and 5 (and any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder and any Notice of Proposed Sale of Securities on Form 144 (and any amendments thereto) in accordance with Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”);

2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendments thereto, and timely file such form with the U.S. Securities and Exchange Commission (the “SEC”) and any securities exchange or similar authority, including without limitation the filing of a Form ID or any other documents necessary or appropriate to enable the undersigned to file the Forms 3, 4 and 5 and Form 144 electronically with the SEC, including, for the avoidance of doubt, obtaining, managing, renewing and otherwise communicating with the SEC with respect to any SEC EDGAR Filer Access Codes (“EDGAR Codes”), as applicable, and that solely for the purposes of the obtainment and management of any EDGAR Codes, the undersigned hereby also constitutes and appoints Matthew Fry, Logan Weissler, and Alexa Cooper of Haynes and Boone, LLP and David B. Rost as, or either of them acting singly and with full power of substitution, the undersigned’s true and lawful attorney-in-fact; and

3. take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or for, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request and on the behalf of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with, or any liability for the failure to comply with, any provision of Section 16 of the Exchange Act or any provision of Rule 144 under the Securities Act.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

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IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of this 30 day of September 2024.

Signed and acknowledged:

/s/ Patrick J. Donegan
Name: Patrick J. Donegan

Signature Page

Limited Power of Attorney

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